EXHIBIT 32.1

CERTIFICATION

PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the Quarterly Report of Terra Energy & Resource Technologies, Inc. (the “Company”) on Form 10-QSB/A for the quarter ended March 31, 2007, as filed with the Securities and Exchange Commission on the date therein specified (the “Report”), I, Roman Rozenberg, as Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Roman Rozenberg

Roman Rozenberg

Chief Executive Officer

May 23, 2007